Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, I, P. Bruce Camacho, Chief Financial Officer of Assurant, Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ P. BRUCE CAMACHO
P. Bruce Camacho
Executive Vice President and Chief Financial Officer

Date: March 10, 2006

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.